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                                                                  EXHIBIT 10.(x)


                                AMENDMENT NO. 1

                                       TO

                                   AGREEMENT

         AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of July 13, 2000 and effective retroactively as of May 5, 1999, by and among ENZO BIOCHEM, INC., a New York corporation with offices at 60 Executive Blvd., Farmindgale, NY 11735 (the "Company") and Barry W. Weiner, an individual residing at 69 Fifth Avenue, New York, NY 10003 (the "Executive").

                                    RECITALS
                                    --------

         Executive has been Executive Vice President of the Company since October 15, 1987 and possesses valuable experience, skills and know-how with respect to all aspects of the Company's business. The parties hereto are party to an Agreement, dated as of May 4, 1994 (the "Employment Agreement"), and desire to amend the Employment Agreement as hereinafter set forth. The Company desires to continue to employ Executive on the terms and conditions set forth in the Employment Agreement, as amended hereby, and Executive is willing to continue such employment on such terms and conditions.

         It is therefore hereby agreed by and between the parties as follows:

         1.       Amendments to Employment Agreement.
                  -----------------------------------

                  Section 1.2(a) is hereby amended in its entirety to read as follows:

                  Except for earlier termination as provided in Section 4 hereof, the Executive's employment under this Agreement (the "Employment Term" ) shall be for an initial term (the "Initial Term") beginning on the date hereof and ending on May 4, 2002. The Employment Term shall be automatically renewed for an additional term (an "Additional Term") of two (2) years unless either party hereto gives written notice to the other at least one hundred eighty (180) days prior to the expiration of the Initial Term of such party's intention to terminate the Executive's employment hereunder at the end of such Initial Term. The Employment Term shall be automatically renewed for an indefinite number of subsequent Additional Terms of two (2) years unless either party hereto gives written notice to the other at least one hundred eighty (180) days prior to the expiration of the Additional Term then in effect of such party's intention to terminate the Executive's employment hereunder at the end of such Additional Term.

                  Section 2.1 is hereby amended in its entirety to read as follows:

                  Base Salary. As compensation for the Executive's employment hereunder, the Executive shall be entitled to receive a base salary at a rate of $250,000 per annum payable (and subject to withholding) in accordance with the Company's normal payroll practices from time to time in effect, to be increased to $280,000 per annum effective as of January 1, 2000. The base salary may be increased, but not decreased, from time to time at the discretion of the Board. (The base salary as increased from time to time being hereinafter referred to as the "Base Salary.")

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         2.       Reaffirmation of Employment Agreement.
                  --------------------------------------

                  Except as provided herein, this Amendment No. 1 shall not constitute a waiver or modification of any term, provision or condition of the Employment Agreement; and all terms, conditions, agreements, provisions, representations and warranties contained in the Employment Agreement shall remain in full force and effect.

         3.       Governing Law.
                  --------------

                  This Amendment No. 1 shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to agreements made and to be performed entirely in New York. In addition, each party hereto irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought only in the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on July 13, 2000.


                                        ENZO BIOCHEM, INC.


                                        /s/ Shahram Rabbani
                                        ----------------------------------------
                                        Name:  Shahram Rabbani
                                        Title: Chief Operating Officer


                                        EXECUTIVE:


                                        /s/ Barry Weiner
                                        ----------------------------------------
                                        Barry W. Weiner